UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOUTHLAND HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	20-0340136
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2344 Woodridge Avenue, Kingsport, Tennessee	37664
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-134797

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $0.001 PAR VALUE

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common stock, par value $0.001, to be registered pursuant to this Registration Statement on Form 8-A, is included in the Registrant’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (Registration No. 333-134797) and is hereby incorporated herein by reference.

Item 2. Exhibits.

EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation of Southland Health Services, Inc., previously filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 7, 2006 and incorporated herein by reference.

3.2	Bylaws of Southland Health Services, Inc. previously filed as Exhibit 3.3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 7, 2006 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHLAND HEALTH SERVICES, INC.

Date: December 11, 2006	/s/ Larry N. Lunan
Larry N. Lunan
President and Chief Executive Officer